

<ARTICLE>                     OPUR3


<LEGEND>                      The schedule contains summary financial
                              Information extracted from the Consolidating
                              Financial Statements included as Exhibit A to the Form U-3A-2 to which this schedule relates, and is qualified in its entirety by reference to such financial statments.

</LEGEND>
<CIK>                         0001047862
<NAME>                        Consolidated Edison, Inc.
<MULTIPLIER>                  1,000



<PERIOD-TYPE>                 12-MOS

<FISCAL-YEAR-END>             Dec-31-1998

<PERIOD-START>                Jan-01-1998

<PERIOD-END>                  Dec-31-1998

<BOOK-VALUE>                  Per-Book

<TOTAL-ASSETS>                14,381,403

<TOTAL-OPERATING-REVENUES>    7,093,048

<NET-INCOME>                  712,742



